UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2025

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 11, 2025, The Dallas Morning News, Inc. (“TDMN”), a Delaware corporation and a wholly-owned subsidiary of DallasNews Corporation, a Texas corporation (the “Company”), completed the sale of its print facility and the surrounding land located at 3900 Plano Parkway, Plano, Texas 75075 (collectively, the “North Plant Property,” and such sale, the “Sale Transaction”). The Sale Transaction was consummated pursuant to the previously disclosed Purchase and Sale Agreement (as amended from time to time, the “Sale Agreement”) with 2201 Luna Road, LLC, a Texas limited liability company (as succeeded by Plano Estates, LLC, a Texas limited liability company, the “Purchaser”). The North Plant Property was sold for an aggregate purchase price of $43,500,000 in cash, of which $600,000 (the “Escrow Funds”) was deposited with an escrow agent at closing, as contemplated by the Sale Agreement. If environmental testing of the North Plant Property indicates that certain remediation is required under applicable environmental law, TDMN will be responsible for the cost of such remediation, but only to the extent Escrow Funds are available to pay for such remediation. Any remaining Escrow Funds will be released to TDMN no later than March 11, 2026, but may be released earlier upon satisfaction of certain conditions.

There were no material relationships, other than in respect of the Sale Transaction, among TDMN and the Company, and their respective affiliates, directors, officers and associates of such directors or officers, on the one hand, and the Purchaser and its affiliates on the other hand.

Item 7.01. Regulation FD Disclosure.

On March 13, 2025, the Company issued a press release announcing the closing of the Sale Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01. Other Events.

The Company plans to use a portion of the proceeds from the Sale Transaction to make a voluntary cash contribution to fully fund the Company’s pension liabilities, and expects to purchase an irrevocable group annuity contract from an insurance company to settle the Company’s defined benefit obligations to pension plan participants. As a result of this transaction, the Company would be relieved of all responsibility for these pension obligations and the insurance company would be required to pay and administer the benefits owed to pension plan participants, with no change to the amount, timing or form of monthly benefit payments.

Forward-Looking Statements.

Statements in this Current Report on Form 8-K concerning the Company’s planned use of the Sale Transaction proceeds and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; the timeline for transitioning print operations; consumers’ tastes; newsprint and distribution prices; program costs; the Company’s ability to successfully execute the Return to Growth Plan; the Company’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market; the success of the Company’s digital strategy; labor relations; cybersecurity incidents; and technological obsolescence. Among other risks, there can be no guarantee that the Company’s board of directors will approve a quarterly dividend in the future or that the Company’s financial projections are accurate, as well as other risks described in the Company’s Annual Report on Form 10-K and the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by DallasNews Corporation on March 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2025	DALLASNEWS CORPORATION

	By:	/s/ Catherine G. Collins
Catherine G. Collins
Chief Financial Officer